Exhibit 3.21

Corporations Section	Geoffrey S. Connor
P.O. Box 13697	Secretary of State
Austin, Texas 78711-3697

Office of the Secretary of State

The undersigned, as Secretary of State of Texas, does hereby certify that the attached is a true and correct copy of each document on file in this office as described below:

CELANESE PIPE LINE COMPANY
Filing Number: 21694500

Articles of Incorporation	September 10, 1965
Change of Registered Agent/ Office	November 04, 1966
Articles of Amendment	March 03, 1970
Articles of Amendment	September 22, 1982
Change Of Registered Agent/ Office	January 02, 1995
Public Information Report (PIR)	December 31, 1996
Public Information Report (PIR)	December 31, 2002
Public Information Report (PIR)	December 31, 2003

In testimony whereof, I have hereunto signed my name
officially and caused to be impressed hereon the Seal of
State at my office in Austin, Texas on October 05, 2004

/s/ Geoffrey S. Connor
Geoffrey S. Connor
Secretary of State

ARTICLES OF INCORPORATION

OF

CHAMPLIN PIPE LINE COMPANY

We, the undersigned natural persons of the age of twenty-one years or more, all of whom are citizens of the State of Texas, acting as incorporators of a corporation organized under the Texas Business Corporation Act, do hereby adopt the following articles of incorporation therefor:

ARTICLE I

The name of the corporation is Champlin Pipe Line Company

ARTICLE II

The period of its duration is perpetual.

ARTICLE III

The purposes for which the corporation is organized are the following:

(a)                                  To engage as a common carrier in the pipe line business for transporting oil, gas, and the products of either or both, salt brine, fuller’s earth, sand, clay, liquefied minerals and other mineral solutions;

(b)                                 To lay, construct, maintain and operate pipes, pipe lines, pump stations, storage facilities and such other machinery, equipment and installations necessary or convenient to said business;

(c)                                  To engage for others in the construction, maintenance and operation of pipe lines and other related facilities;

(d)                                 To have all of the rights and powers conferred by Articles 6020 and 6022, Revised Civil Statutes, 1925, in the exercise of which the corporation may enter upon and condemn the lands, rights of way, easements and property of any person or corporation necessary for the construction, maintenance or operation of its common carrier pipe lines.

ARTICLE IV

The aggregate number of shares which the corporation shall have the authority to issue is five thousand (5,000) shares of the par value of Ten ($10.00) Dollars each.

ARTICLE V

The corporation shall not commence business until it has received for the issuance of its shares not less than One Thousand ($1,000.00) Dollars consisting of money, labor done or property actually received.

ARTICLE VI

The post office address of the initial registered office of the corporation is 1800 First National Bank Building, 1 Burnett Plaza, Fort Worth, Texas, and the name of its initial registered agent at such address is Cecil E. Munn.

ARTICLE VII

The number of directors of the corporation shall be not less than three (3), and the initial board of directors as fixed by these articles of incorporation shall consist of three directors, but subject to the foregoing limitation, the number of directors shall be fixed by the bylaws, and may be increased from time to time by amendment thereto.

ARTICLE VIII

The names and addresses of the persons who are to serve as the initial directors of the corporation and until their successors have been elected and have qualified in accordance with the bylaws of the corporation are:

R. O. Gilbert	W. S. McAdoo
8 Linda Lane	22 Holly Lane
Darien, Connecticut	Darien, Connecticut

M. V. Snow
Bayville Road
Locust Valley
New York, New York

ARTICLE IX

The names and addresses of the incorporators are:

Hayden W. Head	Gerald D. James
5601 Ocean Drive	429 Troy
Corpus Christi, Texas	Corpus Christi, Texas

Michael C. Kendrick, Jr.
465 Ashland
Corpus Christi, Texas

IN WITNESS WHEREOF, we have hereunto set our hands this 9th day of September, 1965.

/s/ Hayden W. Head
Hayden W. Head

/s/ Gerald. D. James
Gerald. D. James

/s/ Michael C. Kendrick, Jr.
Michael C. Kendrick, Jr.

THE STATE OF TEXAS

COUNTY OF NUECES

I, Marcia Lawson, a Notary Public, do hereby certify that on this 9th day of September, 1965, personally appeared Hayden W. Head, Gerald D. James and Michael C. Kendrick, Jr., who, each being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office, the day and year above written.

/s/ Marcia Lawson
Notary Public in and for
NUECES County, Texas

ARTICLES OF AMENDMENT BY THE
SHAREHOLDERS TO THE ARTICLES
OF INCORPORATION OF CHAMPLIN
PIPE LINE COMPANY

Pursuant to the provisions of Art. 4.04 of the Texas Business Corporation Act, Champlin Pipe Line Company adopts the following Articles of Amendment to its Articles of Incorporation changing the name of the corporation and the name and address of its registered agent and office, to-wit:

ARTICLE ONE:                                  The name of the corporation is Champlin Pipe Line Company.

ARTICLE TWO:                             The following amendments to the Articles of Incorporation were adopted by the shareholders of the corporation effective December 31, 1969:

(a)                                  “Article I of said Articles of Incorporation is hereby amended to hereafter read as follows:

‘ARTICLE I

The name of the corporation is Celanese Pipe Line Company.’

(b)                                 “Article VI of said Articles of Incorporation is hereby  amended to hereafter read as follows:

‘ARTICLE VI

The post office address of its registered office is C T Corporation System, 810 Dallas Avenue, Houston, Texas, and the name of its registered agent at such address if The Corporation Trust Company.’”

ARTICLE THREE:                    The number of shares of the corporation outstanding at the time of such adoption was 500; the number of shares entitled to vote thereon was 500.

ARTICLE FOUR:     The holder of all of the shares outstanding and entitled to vote on said amendments has signed a consent in writing adopting said amendments.

Dated this 26th day of January, 1970.

CHAMPLIN PIPE LINE COMPANY

By	/s/ William R. Clerihue
Vice President

/s/ Manuel Schultz
Assistant Secretary

THE STATE OF NEW YORK

COUNTY OF NEW YORK

I, Dorothy V. Willis a notary public, do hereby certify that on this the 26th day of January, 1970, personally appeared before me William R. Clerihue, who declared he is the vice president of the corporation executing the foregoing document, and being duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth, and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

/s/ Dorothy V. Willis
NOTARY PUBLIC in and for
the State of New York, County of New York

ARTICLES OF AMENDMENT BY THE
SHAREHOLDERS TO THE ARTICLES
OF INCORPORATION OF CELANESE
PIPE LINE COMPANY

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, Celanese Pipe Line adopts the following Article of Amendment to its Articles of Incorporation for the purpose of adding water to the substances enumerated in Article III of the Articles of Incorporation, to-wit:

ARTICLE ONE:                                         The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation effective September 1, 1982:

“Paragraph (a) of Article III of said Articles of Incorporation is hereby amended to hereafter read as follows:

‘(a) To engage as a common carrier in the pipe line business for transporting oil, gas, and the products of either or both, salt brine, water, fuller’s earth, sand, clay, liquefied minerals and other mineral solutions;’”

ARTICLE TWO:                                    The number of shares of the corporation out-standing at the time of such adoption was 500; the number of shares entitled to vote thereon was 500.

ARTICLE THREE:                           The holder of all of the shares outstanding and entitled to vote on said amendments has signed a consent in writing adopting said amendment.

Dated this 25th day of August, 1982.

CELANESE PIPE LINE COMPANY

By	/s/ Robert L. Mitchell
President

/s/ Manuel Schultz
Secretary

THE STATE OF NEW YORK

COUNTY OF NEW YORK

BEFORE ME, a notary public, on this day personally appeared Robert L. Mitchell, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

Given under my hand and seal of office, this 15th day of September, 1982.

/s/ Linda Hahn
Notary Public in and for
the State of New York, County of New York

/s/ Linda Hahn
Please print name

My commission expires:

PUBLIC INFORMATION REPORT (PIR)
NOTIFICATION

Prior to tax year 2002 copies of Public Information Reports may not have been retained by the Secretary of State of Texas.  If you have received this notification in place of a listed report prior to that date you must contact the Comptroller of Public Accounts at (512) 463-4600 to request copies of the record.

Celanese Pipeline Company

Officers

Weidman, David N.	Chairman of the Board

Chapin, Julie K.	Vice President & Secretary

deKock, Jan	Assistant Secretary

Denzer, Terry	Assistant Treasurer

Grom, Michael E.	Treasurer

Rogers, Gregory T.	Vice President

Spathakis, D. Andrew	Vice President & Assistant Secretary

Directors

Grom, Michael E. Weidman, David N.

Celanese Pipeline Company

Officers

David N. Weidman	Chairman of the Board

Julie K. Chapin	Vice President & Secretary

Jan deKock	Assistant Secretary

Terry Denzer	Assistant Treasurer

Michael E. Grom	Treasurer

Gregory T. Rogers	Vice President

D. Andrew Spathakis	Vice President & Assistant Secretary

Directors

Michael E. Grom William A. Stiller David N. Weidman

Updated on 8/1/03